EXHIBIT 5.1

                                 LAW OFFICES OF

                         PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                  POST OFFICE BOX 7880                MENLO PARK
NEW YORK                SAN FRANCISCO, CALIFORNIA 94120          ORANGE COUNTY
SACRAMENTO                 TELEPHONE (415) 983-1000              SAN DIEGO
SAN FRANCISCO              TELECOPIER (415) 983-1200             SAN JOSE
WASHINGTON, D.C.                                                 HONG KONG
TOKYO


                                December 4, 1997


Paradigm Technology, Inc.
694 Tasman Drive
Milpitas, CA 95035


    Re:  Registration Statement on Form S-3, Amendment No. 1


Ladies and Gentlemen:

         We are acting as counsel for Paradigm Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 4,520,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form
S-3, Amendment No. 1 relating to such 4,520,000 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                                              Very truly yours,